Exhibit 99.1

Marinus Pharmaceuticals Announces Topline Results From Phase 3 TrustTSC Trial of Oral Ganaxolone in Tuberous Sclerosis Complex and Commences Process to Explore Strategic Alternatives

Trial did not meet the primary endpoint of percent change in 28-day TSC-associated seizure frequency (p=0.09); results showed numerically higher response rates for ganaxolone than placebo

Ganaxolone was generally well-tolerated in TrustTSC with a safety profile consistent with previous clinical trials

Cost reduction activities are underway

Marinus has engaged Barclays as an advisor to assist with evaluating strategic alternatives

RADNOR, Pa. – October 24, 2024 – Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders, today announced that the Phase 3 TrustTSC trial evaluating oral ganaxolone for the treatment of seizures associated with tuberous sclerosis complex (TSC) in children and adults did not meet the primary endpoint of percent change in 28-day TSC-associated seizure frequency. While reductions in seizure frequency favored the ganaxolone arm, the primary endpoint did not achieve statistical significance.

“As the first controlled trial in TSC that allowed enrollment of patients taking a range of concomitant antiseizure medications, which included mTOR inhibitors and cannabidiol, these data represent a significant advancement in our understanding of the use of ganaxolone with other standard of care treatments,” said Scott Braunstein, M.D., Chairman and Chief Executive Officer of Marinus. “We are disappointed that the results of the TrustTSC trial are not likely to be sufficient for an sNDA filing. We are deeply grateful for the contributions of the clinical trial investigators, patients, and caregivers whose support and participation made the study possible.”

TrustTSC (NCT05323734) was a global Phase 3 randomized, double-blind, placebo-controlled clinical trial of adjunctive oral ganaxolone treatment in children and adults with TSC-related epilepsy (n=129).

Topline data demonstrated that:

●	The trial did not achieve statistical significance on its primary endpoint of percent reduction in 28-day frequency of TSC-associated seizures: median reduction was 19.7% for ganaxolone compared with 10.2% for placebo (p=0.09).
●	Ganaxolone was generally well-tolerated with a safety profile consistent with previous clinical trials. The most frequent adverse event was somnolence: 28.1% for ganaxolone compared with 16.9% for placebo.

Marinus will continue to support and invest in the commercial growth of ZTALMY® (ganaxolone) oral suspension CV, which is FDA-approved for the treatment of seizures associated with

CDKL5 deficiency disorder in patients two years of age and older, where more than 200 patients are receiving treatment.

As a result of the TrustTSC outcome, Marinus is discontinuing further ganaxolone clinical development and is taking additional steps to reduce costs, including a reduction in its workforce. The Company has also commenced a process to explore strategic alternatives with the goal of maximizing value for its stockholders. Marinus has engaged Barclays as an advisor to assist in reviewing its strategic alternatives. There can be no assurance that the exploration of strategic alternatives will result in any agreements or transactions, or as to the timing of any such agreements or transactions. Marinus does not intend to discuss or disclose further developments regarding the exploration of strategic alternatives unless and until its board of directors has approved a definitive action or otherwise determined that further disclosure is appropriate or required by law.

About the TrustTSC Trial

TrustTSC (NCT05323734) was a global Phase 3 randomized, double-blind, placebo-controlled clinical trial of adjunctive oral ganaxolone treatment in children and adults with TSC-related epilepsy. The trial consisted of a four-week baseline period, followed by a 16-week double-blind treatment phase, which included a 28-day titration period followed by a 12-week maintenance period. Participants then had the opportunity to enter the ongoing long-term open-label extension. The primary endpoint was percent change in 28-day TSC-associated seizure frequency. TrustTSC enrolled participants at sites in the U.S., Western Europe, Canada, Israel, Australia and China. To be eligible, participants were required to have inadequate seizure control and have been treated with at least two prior antiseizure medications.

About Tuberous Sclerosis Complex

Tuberous sclerosis complex (TSC) is a rare, multisystem genetic disorder caused by inherited mutations in the TSC1 gene or TSC2 gene. It is often characterized by non-cancerous tumors, skin abnormalities, and severe neurological manifestations, including refractory seizures and neurodevelopmental delays. The condition is a leading cause of genetic epilepsy, often occurring in the first year of life as either focal seizures or infantile spasms. While the disease phenotype can be extremely variable, neurologic manifestations such as epilepsy can be seen in up to 90% of TSC patients.

About ZTALMY® (ganaxolone) oral suspension
ZTALMY (ganaxolone) is a neuroactive steroid GABAA receptor modulator that acts on a well-characterized target in the brain known to have anti-seizure effects. It is a prescription medicine that has been approved by the U.S. Food and Drug Administration and the European Commission for appropriate patients with CDKL5 deficiency disorder.

U.S. Prescribing Information for ZTALMY® (ganaxolone) oral suspension CV.

European Union Summary of Product Characteristics for ZTALMY.

About Marinus Pharmaceuticals

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. The Company’s product, ZTALMY® (ganaxolone) oral suspension CV, is an FDA-approved prescription medication introduced in the U.S. in 2022.

For more information, please visit www.marinuspharma.com and follow us on Facebook, LinkedIn and X.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may", "will", "expect", "anticipate", "estimate", "intend", "believe", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, our expectations regarding the review and exploration of strategic alternatives and their potential impact on stockholder value; our plans to reduce costs to extend our resources; our expectations regarding the future of the company's operations, including our development and commercialization activities; and other statements regarding future events.

Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risk that exploration of strategic alternatives may not result in any definitive transaction or enhance stockholder value and may create a distraction or uncertainty that may adversely affect our operating results, business, or investor perceptions; uncertainties regarding future costs and expenses; Marinus’ ability to continue as a going concern; Marinus’ ability to maintain compliance with its debt covenants and risks and uncertainties regarding the ability to do; unexpected market acceptance, payor coverage or future prescriptions and revenue generated by ZTALMY; the pricing and reimbursement process can be time consuming and may delay commercialization of ZTALMY in one or more European countries; our dependence on Orion to commercialize ZTALMY in Europe pursuant to the exclusive collaboration agreement; unexpected actions by the FDA or other regulatory agencies with respect to our products; competitive conditions and unexpected adverse events or patient outcomes from being treated with ZTALMY, the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; our ability to comply with the FDA’s requirement for additional post-marketing studies in the required time frames; the size and growth potential of the markets for the company’s products, and the company’s ability to service those markets; the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; delays, interruptions or failures in the manufacture and supply of our product; the company’s ability to obtain additional funding to support its programs; and the company’s ability to protect its intellectual property. This list is not exhaustive and these and other risks are described in our periodic reports, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contacts

Investors

Sonya Weigle
Chief People & Investor Relations Officer
Marinus Pharmaceuticals, Inc.
sweigle@marinuspharma.com

Media

Molly Cameron
Director, Corporate Communications & Investor Relations

Marinus Pharmaceuticals, Inc.

mcameron@marinuspharma.com